Exhibit 99.1
 Third Quarter 2013Earnings Conference Call  November 5, 2013  doing business as

 Certain statements and projections of future results made in this presentation constitute forward-looking information that is based on current market, competitive and regulatory expectations that involve risk and uncertainty. Except to the extent required by law, we undertake no obligation to update publicly any forward-looking statement after this presentation, whether as a result of new information, future events, changes in assumptions or otherwise. Please see our latest Forms 10-K and 10-Q for a discussion of risk factors as they relate to forward-looking statements. Today’s presentation includes certain non-GAAP financial measures. You are directed to our website at http://investor.hickorytech.comfor a reconciliation of these measures.   Safe Harbor Statement  *

 3Q 13 Highlights  *

 Consolidated Revenue  3Q13 compared to 3Q12Total revenue +3%  ($ in millions)  *

 Revenue by Segment  Fiber and Data revenue +8%   ($ in millions) before intersegment eliminations  Equipment  Fiber and Data  Telecom  Equipment Segment revenue +2%  Telecom revenue -1%  3Q13 revenue compared to 3Q12  *

 Revenue Diversification  79% of YTD 2013 revenue is from Business & Broadband Services  Equipment  Fiber & Data  Telecom  Broadband revenue is included in Telecom Segment.  *

 Earnings and Income  ($ in millions)  Operating Income  Operating Income down 6% from 3Q12   EPS increased 8% from 3Q12  Diluted EPS  *

 2013 Brand Change  *  A unified brand strategy will: Provide full recognition of company’s product and service offerings as well as its extensive, regional fiber networkSimplify customer communications, support and improve customer experienceProvide internal synergies and realize full value for marketing and brand building investments Position the company as a leading, regional communications provider in the upper MidwestThe Company will seek shareholder approval to change the corporate name to Enventis Corporation in May 2014

 Fiber Network Expansion  Completed the Greater Minn. Broadband Collaborative Project (Q3-2013)Leveraging five-state regional fiber network which includes 4,100 fiber route miles Focused on expanding distribution networks  *  *

 Debt Balance  *  Secured Favorable Amendment to Financing Agreement – Oct. 2013Credit facility of $165 M- $135.3 secured term loans- $30 M revolving credit facility- Borrowing at 2.75 % for LIBOR loans, no LIBOR floor amountExtends financing to 2019Refinancing fees of approximately $1.3 M will be capitalized and amortized over remaining 6 years of agreementsSEC filing on Oct. 30, 2013  $1.6 M reduction from 3Q122.85 debt to EBITDA leverage ratio

 2013 Fiscal Outlook  Guidance as provided in 4Q12 earnings release on March 5, 2013.1 EBITDA as defined by company credit agreement2 Capital Expenditures estimated to be 65% success based and network expansion, 35% maintenance     2012   2013 Guidance Change Y/Y  2013 Guidance Range  Revenue  $183 M  (2%) to 3%  $179 M to $188 M  EBITDA1  $46 M  2% to 8%  $47 M to $50 M  Net Income  $8.3 M  (7%) to 14%  $7.7 M to $9.5 M  Diluted EPS  $0.61  (7%) to 13%  $0.57 to $0.69  Capital Expenditures2  $30 M  (20%) to (6%)  $24 M to $28 M  Debt  $137 M  (3%) to (1%)  $133 M to $136 M  *

 Key Strategic Initiatives  Strategic Growth through organic and external growth  *

HickoryTech Investment Strengths

Strong Position	Diverse revenue streams / markets, emerging growth through business revenue stream and fiber network expansion
Long-Standing Dividend	65+ years of dividend return Increased dividend in 2013, 2012, 2011 and 2010
Solid Track Record	Experienced company with 115-year track record of financial stability
Strong Cash Flow	Strong cash flow, strong balance sheet, high level of recurring revenue
Growth Goal	Focused on doubling the value of HickoryTech by growing EBITDA, strategic services, managing debt

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Supplemental Financial Information  Reconciliation of Non-GAAP Measures  Appendix  *

 Supplemental Financial Information  Reconciliation of Non-GAAP Measures  Appendix  *

 Supplemental Financial Information  Reconciliation of Non-GAAP Measures  Appendix  *